TERM NOTE

$1,395,589.73                                             Milwaukee, Wisconsin
                                                                August 5, 1998


         FOR VALUE RECEIVED, SUPERIOR WATER-LOGGED LUMBER CO., INC., a Wisconsin corporation ("Borrower") which is a subsidiary of ENVIRO-RECOVERY, INC., a Texas corporation, promises to pay to the order of THOMAS A. EVINRUDE ("Lender") the principal sum of ONE MILLION THREE HUNDRED NINETY-FIVE THOUSAND FIVE HUNDRED EIGHTY-NINE AND 73/100 DOLLARS ($1,395,589.73). The unpaid principal balance of this Note shall bear interest at an annual rate of 9%. Interest on the unpaid principal amount shall be due and payable on the last business day of each month, commencing on August 31, 1998. The unpaid principal balance and any accrued but unpaid interest on this Note shall be due in full on August 5, 2000.

         Any amount of the principal of, or interest on, the Note not paid within five (5) days of the date when due (whether at stated maturity, by acceleration, or otherwise) shall bear interest at an annual rate of 15% from the due date until such overdue amounts have been paid in full.

         All interest and other amounts payable under this Note shall be computed for the actual number of days elapsed on the basis of a 360-day year.

         Lender shall have the right at any time prior to maturity, at his option, to convert, subject to the terms and provisions of this paragraph, any portion or all of the outstanding principal amount and accrued but unpaid interest on this Note into fully paid and non-assessable shares of Common Stock of Enviro-Recovery, Inc. at the conversion rate of $0.30 per share of such Common Stock; provided, however, that if Enviro-Recovery, Inc. shall (i) pay a dividend in shares of its capital stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, (iv) issue by reclassification of its shares of Common Stock any other shares, (v) issue rights or warrants to all holders of Common Stock, (vi) distribute to holders of its Common Stock evidences of its indebtedness or assets, or (vii) take any similar action, then the conversion rate in effect immediately prior to such event shall be adjusted so that Lender, should it exercise its conversion right, shall be entitled to receive the number of shares of Enviro-Recovery which Lender would have been entitled to receive after the happening of such event had Lender exercised its conversion right immediately prior to the happening of such event.

         Payments of principal, interest and other amounts due hereunder are to be made in immediately available funds to Lender, 1853 M-28 East, Marquette, Michigan 49855, or at such other place as the holder of this Note shall designate in writing to Borrower.

         This Note may be prepaid, in whole or in part, by Borrower at any time upon not less than thirty (30) days' prior written notice to Lender, without penalty or premium, with any prepaid amounts being applied first to any accrued interest and then to the outstanding principal balance.

         Presentment, demand, notice of dishonor and protest are hereby waived. Borrower hereby agrees (to the extent permitted by law) to pay all fees and expenses incurred by Lender or any subsequent holder, including the reasonable fees of counsel, in connection with the protection and enforcement of the rights of Lender or any subsequent holder under this Note, including without limitation the collection of any amounts due under this Note and the protection and enforcement of such rights in any bankruptcy, reorganization or insolvency proceeding involving Borrower and any and all proceedings after the entry of judgment hereon.

         This Note constitutes the Term Note issued pursuant to the Initial Loan Agreement executed August 5, 1998 between Lender and Enviro-Recovery, Inc., to which Initial Loan Agreement reference is hereby made for a statement of the terms and conditions under which the Term Loan evidenced hereby may be made and a description of the terms and conditions upon which this Note may be prepaid in whole or in part. In case an Event of Default, as defined in the Initial Loan Agreement, shall occur, the entire unpaid principal and accrued interest hereon may be automatically due and payable or may be declared due and payable as provided in the Initial Loan Agreement.


                                 SUPERIOR WATER-LOGGED LUMBER CO., INC.

                                     /s/ David Neitzke
                                 By: __________________________
                                       David Neitzke, President



         ENVIRO-RECOVERY, INC., the corporate parent of Superior Water-Logged Lumber Co., Inc., hereby irrevocably and unconditionally guarantees the obligations of Superior Water-Logged Lumber Co., Inc. under this Note.

                                 ENVIRO-RECOVERY, INC.

                                        /s/ Steven Schock
                                 By: ______________________
                                     Steven Schock, President



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